As filed with the Securities and Exchange Commission on August 18, 2006
                                                     Registration No. 333-135740

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              CAVIT SCIENCES, INC.
                 (Name of small business issuer on its charter)

          Florida                               2834                             03-0586935
(State or Other Jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)          Identification Number)

                      100 East Linton Boulevard, Suite 106B
                           Delray Beach, Florida 33483
                                 (561) 278-7856
          (Address and telephone number of principal executive offices and principal place of business)

                                   ----------

               Colm J. King, President and Chief Executive Officer
                      100 East Linton Boulevard, Suite 106B
                           Delray Beach, Florida 33483
                                 (561) 278-7856
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                               David E. Wise, Esq.
                                 Attorney at Law
                            8794 Rolling Acres Trail,
                          Fair Oaks Ranch, Texas 78015
                                 (830) 981-8165

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

========================================================================================================
                                                          Proposed
                                                           maximum        Proposed
                                                          offering        maximum            Amount of
    Title of each class of          Amount to be          price per       aggregate        registration
 securities to be registered         registered            unit (1)     offering price          fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     8,475,000 Shares(1)     $ .0033(2)      $27,968              $2.99
--------------------------------------------------------------------------------------------------------
Total                             8,475,000 Shares        $ .0033         $27,968              $2.99
========================================================================================================

(1) Represents 8,475,000 shares of our common stock held by Hard to Treat Diseases, Inc. being distributed to its shareholders to effect a spin-off of our common stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (f)(2) under the Securities Act of 1933. No consideration will be received by Cavit Sciences, Inc. from the distribution and there is no market for the shares being distributed.
     Accordingly, for purposes of calculating the registration fee, Cavit Sciences, Inc. has used one-third (1/3) of the par value of the shares in accordance with the provisions of Rule 457 (f)(2).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

         THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE PERSONS RECEIVING THESE SHARES MAY NOT SELL THESE SECURITIES
UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 18, 2006


PROSPECTUS

                              CAVIT SCIENCES, INC.

                    [CAVIT SCIENCES, INC. LOGO APPEARS HERE]

                        8,475,000 Shares of Common Stock

     This prospectus relates to the distribution by dividend, or spin-off, to all of the shareholders of our parent company, Hard to Treat Diseases, Inc., of 8,475,000 shares of Cavit Sciences, Inc. common stock. The recipients of the stock dividend are referred to as dividend recipients in this prospectus. We are not selling any shares of common stock in this offering and will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

     Shareholders of Hard to Treat will receive one share of our common stock for every 100 shares of Hard to Treat common stock they held of record on June 13, 2006.

     The distribution of our shares is a taxable transaction to the dividend recipients and, accordingly, they may be required to pay income tax on the value of the shares distributed to them.

     Currently, no public market exists for our common stock. We will seek a market maker to publish quotations for our shares on the OTC Bulletin Board; however, we have no agreement or understanding with any potential market to do so. We cannot assure you that a public market for our commons stock will develop. Ownership of our common stock is likely to be an illiquid investment.

     Investing in our common stock involves a high degree of risk. We urge you to read the "Risk Factors" beginning on page 7.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                   The date of this prospectus is _____ 2006.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF                                      3
PROSPECTUS SUMMARY                                                            4
RISK FACTORS                                                                  7
USE OF PROCEEDS                                                              15
DILUTION                                                                     16
PLAN OF DISTRIBUTION                                                         16
SELECTED HISTORICAL FINANCIAL DATA                                           18
MANAGEMENT'S PLAN OF OPERATIONS                                              19
DESCRIPTION OF OUR BUSINESS                                                  21
MANAGEMENT                                                                   25
EXECUTIVE COMPENSATION                                                       26
PRINCIPAL SHAREHOLDERS                                                       27
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS                                                   28
DESCRIPTION OF SECURITIES                                                    29
INTEREST OF NAMED EXPERTS AND COUNSEL                                        31
LEGAL MATTERS                                                                31
EXPERTS                                                                      31
TRANSFER AGENT                                                               31
WHERE YOU CAN FIND MORE INFORMATION                                          31
FINANCIAL STATEMENTS                                                        F-1

          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to distribute and sell these shares of our common stock. The information in this prospectus may only be accurate as of the date of this prospectus.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the dividend recipients may, from time to time, sell or otherwise dispose of their shares of Cavit Sciences common stock described in this prospectus, or interests therein, in one or more transactions. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified and any statement so modified will be deemed to constitute a part of this prospectus.

          The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the shares of our common stock covered by this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information" later in this prospectus.

                    QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

Q: How many shares of Cavit Sciences common stock will I receive?

A: You will receive one share of Cavit Sciences common stock for every 100 shares of Hard to Treat common stock owned by you on the record date. No cash distributions will be paid for fractional shares, which will be rounded to the nearest whole.

Q: What are shares of Cavit Sciences worth?

A: The value of Cavit Sciences shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value.

Q: What will Cavit Sciences do after the spin off?


A: As a new business, we will concentrate solely on the intellectual property purchased. The three (3) patent applications purchased relate to the treatment of cancer and viral infections. Cavit will advance these applications by developing and marketing them to drug companies. Cavit's medical advisors specialize in cancer and viral infection treatment.


Q: Will Cavit Sciences shares be listed on a National Stock Exchange or The NASDAQ Stock Market?

A: Our shares will not be listed on any national stock exchange or the NASDAQ Stock Market. It is our hope that the shares will be quoted by one or more market makers on the OTC Bulletin Board, although we have no agreements or understandings with any market maker to do so.

Q: What are the tax consequences to me of the spin-off?

A: The distribution will not qualify as a tax-free spin-off under U.S. tax laws. Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the spin-off. A portion of this distribution will be taxable to you as dividend income and the remainder will be a tax-free reduction in your basis in your Hard to Treat shares.

Q: What do I have to do to receive my Cavit Sciences shares?

A: No action by you is required. You do not need to pay any money or surrender your Hard to Treat common shares to receive our common shares. The number of Hard to Treat shares you own will not change. If your Hard to Treat common shares are held in a brokerage account, our common shares will be credited to that account. If you own your Hard to Treat common shares in certificated form, certificates representing your Cavit Sciences common shares will be mailed to you.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our business and detailed financial information. You should carefully read this entire prospectus, including "Risk Factors," the historical financial statement and related notes, before making an investment decision.

     In this prospectus, "Cavit," "Cavit Sciences," "company," "we," "us" or "our" refers to Cavit Sciences, Inc., a Florida corporation, except where otherwise indicated or required by context. Also, "Hard to Treat Diseases," "Hard to Treat" or "parent" refers to Hard to Treat Diseases, Inc., a Florida corporation, except where otherwise indicated or required by context.

OUR COMPANY

      We are a biotechnology company engaged in developing treatments of cancer and viral infections. Our strategy is to develop and commercialize intellectual property rights to treat, prevent and inhibit several major diseases including cancers, viral infections and diseases associated with cancers and viral infections. We currently own three patent applications and intend to acquire additional ones. One of our applications is a U.S. utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our second application is a Patent Cooperation Treaty or PCT utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our third application is a U.S. provisional patent application relating to compositions and methods for inhibition of cancers and therapeutic treatment of diseases or disorders caused by cancers.

     Limited testing has been conducted on the drug candidates included in our patent applications. Our medical advisors have prepared additional testing protocols. However, we are waiting for responses and feedback from certain drug companies before commencing additional testing

OUR EXECUTIVE OFFICES

      Our principal executive and administrative offices are located at 100 East Linton Boulevard, Suite 106B, Delray Beach, Florida 33483. Our telephone number is (561) 278-7856.

                      THE SPIN-OFF AND PLAN OF DISTRIBUTION

Distributing Company       Hard to Treat Diseases, Inc.

Distributed Company        Cavit Sciences, Inc.

Shares To Be Distributed   8,475,000 shares of our common stock, $.01 par value.
                           The shares to be  distributed  in the  spin-off  will
                           represent   80.6%   of   our   total   common   stock
                           outstanding.

Distribution Ratio         One (1)  share of our  common  stock  for  every  100
                           shares of common stock of Hard to Treat Diseases, Inc. owned of record on June 13, 2006.

Distribution               No holder of Hard to Treat Diseases common stock will
                           be required to make any payment,  exchange any shares
                           or take any  other  action  in order to  receive  our
                           common  stock.   On  the   Distribution   Date,   the
                           distribution   agent   identified  below  will  begin
                           distributing  certificates  for  shares of our common
                           stock to Hard to Treat Diseases,  Inc.  shareholders.
                           The  distributed  shares of our common  stock will be
                           freely   transferable  unless  you  are  one  of  our
                           affiliates.

Record Date                The  record  date for the  distribution  of shares is
                           June 13,  2006.  Since  June 9,  2006,  Hard to Treat
                           Diseases   common   shares  have  been   trading  "ex
                           dividend," meaning that persons who have bought their common shares after that date are not entitled to participate in the distribution.

Prospectus Mailing Date    _________________,   2006.   We  have   mailed   this
                           prospectus to you on or about this date.

Distribution Date          8,475,000 of our common  shares held by Hard to Treat
                           Diseases   will  be   distributed   to  the  dividend
                           recipients on or before the fifth business day following the prospectus mailing date designated above. If you hold your Hard to Treat Diseases common shares in a brokerage account, your shares of our common stock will be credited to that account. If you hold Hard to Treat Diseases shares in a certificated form, a certificate representing your shares of our common stock will be mailed to you.

Distribution Agent
and Transfer Agent         The distribution agent for the spin-off will be: Gulf
                           Registrar and Transfer Corporation Route 1, Box 2374,
                           2542 Cliff Drive, Dickinson, TX 77539
                           Tel #: 281-339-2451
                           Fax #: 281-339-7207

Trading of Our Shares      There is currently  no public  market for our shares.
                           We do not  expect a market  for our  common  stock to
                           develop until after the distribution date. Our shares
                           will not  qualify  for  trading  on any  national  or
                           regional  stock  exchange  or  on  The  NASDAQ  Stock
                           Market.   We  will   attempt  to  have  one  or  more
                           broker/dealers agree to serve as market makers and quote our shares on the over-the-counter market on the OTC Bulletin Board maintained by the NASD.
                           However, we have no present agreement, arrangement or understanding with any broker/dealer to serve as a market maker for our common stock. Even if a public trading market develops for our common stock, we cannot ensure that an active or liquid trading market will be available to you.

Underwriter                Hard  to  Treat   Diseases  may  be   considered   an
                           underwriter under applicable federal securities law.

                     BACKGROUND AND REASONS FOR THE SPIN-OFF


     Hard to Treat Diseases has historically engaged in two separate and distinct market segments: environmental (polystyrene recycling) and biotechnology (acquisition and testing of substances for the treatment of diseases). Cavit Sciences is a new business that was formed as a subsidiary of Hard to Treat to develop and market the intellectual property rights relating to three (3) patent applications for the treatment of cancer and viral infections, that were purchased by Cavit from Hard to Treat, leaving Hard to Treat with its existing polystyrene recycling business and the existing biotechnology business of acquiring various drug rights and/or licenses, conducting testing on drugs and substances and dealing with drug companies as potential sources and suppliers of drugs.

     In addition to operating its existing biotechnology business, Hard to Treat will assist entities and individuals in having their drugs tested in U.S. FDA approved labs. Hard to Treat will also conduct testing on the drugs and substances it has acquired or will acquire through licensing agreements, as potential treatments of diseases other than cancer and viral infections.

     As a new business, Cavit will develop and market the intellectual property rights that were purchased from Hard to Treat. Cavit's management and medical advisors will advance the treatment of cancer and viral infections by conducting additional testing, conducting clinical trials and collaborating with drug companies utilizing its patent applications.

     Cavit's and Hard to Treat's management believe that the separation of the biotechnology division into two autonomous companies will

     * Allow management, consultants and advisors of each company to focus solely on the assets and goals of their company: Hard to Treat will focus on testing for treatments of diseases other than cancer and viral infections and Cavit will focus solely on developing and marketing treatments of cancer and viral infections;

     * Provide employees of each business stock-based incentives linked solely to his or her employer; and

     * Enhance access to financing by allowing the financial community to focus separately on the assets, goals and potential of each company


SPECIAL RISK FACTORS RELATED TO THE SPIN-OFF

     The spin-off distribution and ownership of our common stock involve various risks. You should read carefully the factors discussed under Risk Factors beginning on page 7. Several of the most significant risks of the spin-off distribution include:

     * The distribution may cause the trading price of Hard to Treat Diseases, Inc. common stock to decline;

     * There has been no prior trading market for Cavit Sciences shares and a trading market for Cavit Sciences may not develop;

     * Substantial sales of Cavit Sciences shares may have an adverse impact on the trading price of Cavit Sciences common stock, if and when a trading market develops;

     * The spin-off distribution of Cavit Sciences common stock will result in tax liability to the dividend recipients; and

     * Although Cavit Sciences has a different Board of Directors than Hard to Treat, Colm J. King will serve as the Chief Executive Officer of both companies and is the only current employee and officer of Cavit Sciences. If Cavit Sciences is unable to recruit and hire additional employees and officers, then neither company will be able to focus on its core line of business.

FEDERAL INCOME TAX CONSEQUENCES

     Hard to Treat and Cavit Sciences have not requested a revenue ruling from the IRS and do not intend the spin-off distribution to be a tax-free event for U.S. federal income tax purposes. You may be required to pay income tax on the value of your shares of Cavit Sciences received as a dividend. We expect that the dividend will likely be taxed as dividend income to the extent of the value of the shares you receive. You are advised to consult your own tax advisor as to the specific tax consequences of the spin-off distribution.

OUR RELATIONSHIP WITH HARD TO TREAT DISEASES AFTER THE DISTRIBUTION

     Following the spin-off, Hard to Treat will not own any of our common stock. The only relationship between the two companies will be through agreements under which Hard to Treat will provide Cavit with overhead and administrative support, management and advisory services, office space and access to office furniture and telephones, fax machines, computers and other equipment. Cavit will pay a monthly fee of $1,000 to Hard to Treat for such services and access for a term of 12 months ending May 31, 2007.

SHAREHOLDER INQUIRIES

     Any persons having inquiries relating to the distribution should contact the distribution agent.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks.

                          RISKS RELATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND WE HAVE NO SIGNIFICANT OPERATING HISTORY.


     We are a development stage company that has not had prior operations. See "Management's Plan of Operations - Patent Acquisition Information" and "Description of Business - History of Intellectual Property Rights" for a more detailed discussion of prior operations. Our plans and businesses are "proposed" and "intended," but we may not be able to successfully implement them. Our primary business purpose is to collaborate with and market our intellectual property rights to major drug companies. As of the date of this prospectus, we have three patent applications, two of which include testing results of two drug candidates: Tubercin (T-5) and Specific Substance of Maruyama. However, the FDA has not approved either drug for sale in the United States and neither drug has been approved for sale by any foreign country. In addition, we have not earned revenues and have incurred losses since our incorporation in April 2006. We currently lack sufficient capital to generate revenue or operate our business in a profitable manner. As a development stage company, our prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the drug development and pharmaceutical business. In addition, we are subject to all of the risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business. We expect that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the development of our products. We may not obtain sufficient capital or achieve a significant level of operations and, even if we do, we may not be able to conduct such operations on a profitable basis.


OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


     The Independent Auditor's Report to our audited financial statements for the period ended June 30, 2006, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact that we currently have no source of revenue and we need to obtain adequate financing. If we are not able to continue as a going concern, it is likely that investors will lose all or a part of their investment.

APPROXIMATELY 48% OF OUR TOTAL ASSETS ARE COMPRISED OF INTANGIBLE ASSETS THAT ARE SUBJECT TO PERIODIC REVIEW TO DETERMINE WHETHER IMPAIRMENT ON THESE ASSETS IS REQUIRED.

     We are required under generally accepted accounting principles to review our good will and intangible assets for impairment whenever events or changes in circumstances indicate their carrying values may not be recoverable. On June 30, 2006, our intangible assets, consisting of three patent applications, were valued at $56,997. If our management determines that impairment exists, we will be forced to record a significant charge to expense in our financial statements for the period in which any impairment of our goodwill or intangible assets is determined.

WE DID NOT HAVE AN INDEPENDENT THIRD PARTY APPRAISE THE INTANGIBLE ASSETS ACQUIRED FROM HARD TO TREAT, SO THERE IS NO GUARANTEE THAT OUR INTANGIBLE ASSETS ARE WORTH $56,997.

     The boards of directors of Cavit Sciences and Hard to Treat determined the value of the intangible assets and related costs we acquired to be $145,459:, comprised of $56,997 in capitalized legal fees associated with the development of the rights from inception and $88,462 of operating expenses from inception, including research and development and operating costs, that were expensed as incurred. Due to cost factors, the boards decided not to engage an independent appraiser or investment banker to evaluate either the intangible assets and related costs being transferred by Hard to Treat to Cavit Sciences or the 8,475,000 shares of Cavit Sciences common stock exchanged for those assets. If creditors of Hard to Treat believe that the Cavit Sciences shares exchanged for the assets were not worth $145,459 or if those creditors believe that Hard to Treat's intangible assets and related costs were worth considerably more than $145,459, then those creditors could take legal action in an attempt to rescind the asset purchase transaction.


AN INDIVIDUAL WHO HAS A RIGHT TO OWNERSHIP OF A SUBSTANTIAL NUMBER OF SHARES OF HARD TO TREAT COMMON STOCK, BUT WHO WAS NOT A HOLDER OF RECORD OF ANY HARD TO TREAT SHARES ON JUNE 13, 2006, THE RECORD FOR THE SPIN-OFF, MAY SEEK TO HAVE 3,500,000 SHARES OF CAVIT SCIENCES COMMON STOCK ISSUED TO HIM, IN WHICH CASE THE SHAREHOLDERS OF CAVIT SCIENCES COULD BE SUBSTANTIALLY DILUTED.

     In July 2005, a Florida judge ruled in favor of an individual declaring that the individual was the lawful owner of 350,000,000 shares of Hard to Treat common stock "should he choose to exercise his right of ownership over these shares." Since July 2005, this individual had not exercised any right of ownership over these shares and was not a holder of record of Hard to Treat shares on June 13, 2006. Therefore, he will not participate in the stock dividend that is the subject of the spin-off. The same judge entered a money judgment in favor of Hard to Treat against this individual for over $200,000, which amount plus interest would have to be paid to Hard to Treat in order for the shares to be issued to him. Although the amount of the money judgment will likely deter this individual from demanding his shares, if he were to demand his shares and pay the money judgment and if he could prove his entitlement to participate in the stock dividend in the spin-off, Cavit Sciences would have to issue him 3,500,000 shares of our common stock, which would substantially dilute our shareholders. Hard to Treat has appealed this case. See "Description of Business -- Legal Proceedings" for a more detailed discussion of this litigation

IF WE DO NOT SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS, WE MAY NEVER ACHIEVE PROFITABILITY.

      We have never commercially introduced a product. Our research and development programs are at an early stage. Potential drug candidates are subject to inherent risks of failure. These risks include the possibilities that no drug candidate will be found safe or effective, meet applicable regulatory standards or receive necessary regulatory clearances. Even safe and effective drug candidates may never be developed into commercially successful drugs. If we are unable to develop safe, commercially viable drugs, we may never achieve profitability and if we become profitable, we may not remain profitable.

AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARES TO BE PROFITABLE.

     The biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions. Several of these competitors have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval.

     Most of our competitors have greater financial resources, larger research and development staffs and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

     Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors' existing products or new products we may develop. If we are unable to compete successfully, we will not be able to sell enough products at a price sufficient to permit us to generate profits.

EXISTING PRICING REGULATIONS AND REIMBURSEMENT LIMITATIONS MAY REDUCE OUR POTENTIAL PROFITS FROM THE SALE OF OUR PRODUCTS.

     The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product-licensing approval is granted. As a result, we may obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets, pricing of prescription pharmaceuticals is subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our revenues.

     Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any. The decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline. Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a profitable or competitive basis.

OUR ABILITY TO ACHIEVE ANY SIGNIFICANT REVENUE WILL DEPEND ON OUR ABILITY TO ESTABLISH EFFECTIVE SALES AND MARKETING CAPABILITIES.

     Our efforts to date have focused on the development and evaluation of our drug candidates. As we conduct clinical studies and prepare for commercialization of our drug candidates, we may need to build a sales and marketing infrastructure. As a company, we have no experience in the sales and marketing of pharmaceutical products. If we fail to establish a sufficient marketing and sales force or to make alternative arrangements to have our products marketed and sold by others on attractive terms, it will impair our ability to commercialize our drug candidates and to enter new or existing markets. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

WE DEPEND HEAVILY ON MANAGEMENT TEAM AND CONSULTANTS.

     Our business strategy and success is dependent on the skills and knowledge of our management team. Our operations will also be dependent on the efforts, ability and experience of key members of our prospective management staff. We also operate with a small number of advisors and consultants and, therefore, have little backup capability for their activities. The loss of services of one or more members of our management team or the loss of one or more of our advisors could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on any of our officers, although we intend to obtain such insurance policies in the future.

WE MAY FACE PRODUCT LIABILITY CLAIMS RELATED TO THE USE OR MISUSE OF OUR PRODUCTS, WHICH MAY CAUSE US TO INCUR SIGNIFICANT LOSSES.

     We may be exposed to the risk of product liability claims due to administration of our drug candidates in our clinical trials, since the use or misuse of our drug candidates during a clinical trial could potentially result in injury or death. If we are able to commercialize our products, we will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of our commercial products results in injury or death. We currently do not maintain liability insurance. In the event we choose to purchase liability insurance, we cannot predict the magnitude or the number of claims that may be brought against us in the future. Accordingly, we do not know what coverage limits would be adequate. In addition, insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. Any claims against us, regardless of their merit, could substantially increase our costs and cause us to incur significant losses.

THE MARKETABILITY AND PROFITABILITY OF OUR PRODUCTS IS SUBJECT TO UNKNOWN ECONOMIC CONDITIONS.

     The marketability and profitability of our products may be adversely affected by local, regional, national and international economic conditions beyond our control and/or the control of our management. Favorable changes may not necessarily enhance the marketability or profitability of the products. Even under the most favorable marketing conditions, there is no guarantee that our products can be sold or, if sold, that such sale will be made upon favorable prices and terms.

                   RISKS RELATED TO OUR INTELLECTUAL PROPERTY

IF WE FAIL TO PROTECT OUR PROPRIETARY TECHNOLOGY, THEN OUR COMPETITIVE POSITION WILL BE IMPAIRED.

     We have obtained and are in the process of obtaining United States and foreign patent applications for our products. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our drug candidates and processes, preserve our trade secrets and operate without infringing the proprietary rights of others. We place considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing. In some of the countries in which we intend to market our products, pharmaceuticals are either not patentable or have only recently become patentable. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions. Our domestic patent position is also highly uncertain and involves complex legal and factual questions. The applicant or inventors of subject matter covered by patent applications or patents owned by us may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding our patent applications, the pending or future patent applications we own may not result in the issuance of any patents. Existing or future patents owned by us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

LITIGATION OR OTHER DISPUTES REGARDING PATENTS AND OTHER PROPRIETARY RIGHTS MAY BE EXPENSIVE, CAUSE DELAYS IN BRINGING PRODUCTS TO MARKET AND HARM OUR ABILITY TO OPERATE.

     The manufacture, use, marketing or sale of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may:

     *    incur substantial money damages;

     * encounter significant delays in bringing our drug candidates to market;

     * be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment without first obtaining licenses to do so; and/or

     * not be able to obtain any required license on favorable terms, if at all.

     In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect our financial results.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.

     In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

                          RISKS RELATED TO OUR INDUSTRY

WE MUST OBTAIN GOVERNMENT REGULATORY APPROVAL FOR OUR PRODUCTS BEFORE WE CAN SELL THEM AND GENERATE REVENUES.

     Our principal development efforts are currently centered around research and development of drugs for treatment of cancer and viral infections. However, all drug candidates require FDA and foreign government approvals before they can be commercialized in the U.S. or in foreign countries. These regulations change from time to time and new regulations may be adopted. None of our drug candidates has been approved for commercial sale. We will incur significant operating losses over the next few years as we fund development, clinical testing and other expenses while seeking regulatory approval. While limited clinical trials of our drug candidates have been conducted to date, significant additional trials are required and we may not be able to demonstrate that these drug candidates are safe or effective. If we are unable to demonstrate the safety and effectiveness of a particular drug candidate to the satisfaction of regulatory authorities, the drug candidate will not obtain required government approval. If we do not receive FDA or foreign approvals for our drug products, we will not be able to sell our drug products and will not generate revenues. If we receive regulatory approval of a drug product, such approval may impose limitations on the indicated uses for which we may market the drug, further limiting our ability to generate significant revenues.

AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARES TO BE PROFITABLE.

     The biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions. Several of these competitors have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval.

     Most of our competitors have greater financial resources, larger research and development staffs and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

     Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors' existing products or new products we may develop. If we are unable to compete successfully, we will not be able to sell enough products at a price sufficient to permit us to generate profits.

EXISTING PRICING REGULATIONS AND REIMBURSEMENT LIMITATIONS MAY REDUCE OUR POTENTIAL PROFITS FROM THE SALE OF OUR PRODUCTS.

     The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product-licensing approval is granted. As a result, we may obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets, pricing of prescription pharmaceuticals is subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our revenues.

     Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any. The decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline. Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a profitable or competitive basis.

OUR PRODUCTS IN DEVELOPMENT WILL BE SUBJECT TO REIMBURSEMENT FROM GOVERNMENT AGENCIES AND OTHER THIRD PARTIES. PHARMACEUTICAL PRICING AND REIMBURSEMENT PRESSURES MAY REDUCE PROFITABILITY.

     Successful commercialization of our products depends, in part, on the availability of governmental and third party payer reimbursement for the cost of such products and related treatments. Government health administration authorities, private health insurers and other organizations generally provide reimbursement. Government authorities and third-party payers increasingly are challenging the price of medical products and services, particularly for innovative new products and therapies. This has resulted in lower average sales prices. Our business may be adversely affected by an increase in U.S. or international pricing pressures. These pressures can arise from rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general. New legislation has been proposed at the federal and state levels that would effect major changes in the U.S. health care system, either nationally or at the state level. These proposals have included prescription drug benefit proposals for Medicare beneficiaries recently passed by Congress. Additionally, some states have enacted health care reform legislation. Further federal and state developments are possible. Our results of operations could be adversely affected by future health care reforms. In Europe, the success of our products will also depend largely on obtaining and maintaining government reimbursement because in many European countries, including the United Kingdom and France, patients are reluctant to pay for prescription drugs out of their own pocket. We also expect that the success of our products in development, particularly in Europe, will depend on the ability to obtain reimbursement. Even if reimbursement is available, reimbursement policies may adversely affect our ability to sell our products on a profitable basis.

     Delays in the conduct or completion of our preclinical or clinical studies or the analysis of the data from our preclinical or clinical studies may result in delays in our planned filings for regulatory approvals or adversely affect our ability to enter into collaborative arrangements.

     * We may encounter problems with some or all of our completed or ongoing studies that may cause us or regulatory authorities to delay or suspend our ongoing studies or delay the analysis of data from our completed or ongoing studies.

     * We rely, in part, on third parties to assist us in managing and monitoring our preclinical and clinical studies. Our reliance on these third parties may result in delays in completing or failure to complete studies if third parties fail to perform their obligations to us.

RESULTS OF CLINICAL TRIALS ARE UNCERTAIN AND MAY NOT SUPPORT CONTINUED DEVELOPMENT OF A PRODUCT PIPELINE, WHICH WOULD ADVERSELY AFFECT OUR PROSPECTS FOR FUTURE REVENUE GROWTH.

     We are required to demonstrate the safety and effectiveness of products we develop in each intended use through extensive preclinical studies and clinical trials. The results from preclinical and early clinical studies do not always accurately predict results in later, large-scale clinical trials. Even successfully completed large-scale clinical trials may not result in marketable products. A number of companies in our industry have suffered setbacks in advanced clinical trials despite promising results in earlier trials. If any of our products under development fail to achieve their primary endpoint in clinical trials or if safety issues arise, commercialization of that drug candidate could be delayed or halted.

                RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

THERE WILL BE A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

     Our common stock is not currently traded on any securities exchange. We intend to apply to have our shares of common stock quoted for trading on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus is a part. However, there can be no assurance that our shares of common stock will be quoted for trading on the OTC Bulletin Board or, if quoted, that there will be sufficient liquidity in the shares. If no market develops for our shares of common stock or there is insufficient liquidity in the shares, it will be difficult for shareholders to sell their stock, if at all. Our shares of common stock would then likely be quoted on the OTC Pink Sheets.

OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE FURTHER LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS.

     As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell shares of our common stock and limit the liquidity of our shares. See "Plan of Distribution" for a more detailed discussion of the penny stock rules and related broker-dealer restrictions.

TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

     The market prices for securities of biotechnology companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock. For example, any of the following may have the effect of temporarily or permanently driving down the price of our common stock:

     *    Biological or medical discoveries by competitors;
     *    Public concern about the safety of our drug candidates;
     *    Delays in the conduct or analysis of our clinical trials;
     *    Unfavorable results from clinical trials;
     * Unfavorable developments concerning patents or other proprietary rights; or
     *    Unfavorable domestic or foreign regulatory developments;

     In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and life sciences companies, such as ours, and which are often unrelated to the operating performance of the affected companies.

SUBSTANTIAL SALES OF OUR STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

     Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

      We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our shareholders in the foreseeable future.

ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK.

     Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our shareholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Plan of Operations" and "Business," as well as in this prospectus, generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will, in fact, occur.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the dividend recipients. There will be no proceeds to us from the sale of shares of common stock in this offering.

                                    DILUTION


     The net book value of Cavit Sciences as of June 30, 2006 was $27,067 or $.0026 per share of common stock. Net book value per share is determined by dividing the book value of Cavit Sciences (total assets less total liabilities) by the number of outstanding shares of our common stock. Since this prospectus covers shares of our common stock that may be offered and sold from time to time by the dividend recipients and none of the proceeds will be paid to Cavit Sciences, our net book value will be unaffected by this offering.


                              PLAN OF DISTRIBUTION

     The dividend recipients may sell some or all of their shares of common stock offered under this prospectus in one or more transactions, including block transactions.

     The dividend recipients may sell their shares at prevailing market prices as quoted on the OTC Pink Sheets or the OTC Bulletin Board, if and when our shares are approved for quotation on the OTC Bulletin Board. The dividend recipients may also sell some or all of their shares at privately negotiated prices. The shares may also be sold in compliance with Rule 144 under the Securities Act.

     The dividend recipients may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as an agent may receive a commission from the dividend recipients, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The dividend recipients will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the dividend recipients to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the dividend recipients, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the dividend recipients.

     Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the dividend recipients may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the dividend recipients.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The dividend recipients are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the dividend recipients are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We are bearing all costs relating to the registration of the shares of common stock to be sold under this prospectus. The dividend recipients, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

     The dividend recipients must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the dividend recipients may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things:

     * May not engage in any stabilization activities in connection with our common stock

     * May furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     * May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

                       SELECTED HISTORICAL FINANCIAL DATA

      The following selected financial data should be read in conjunction with "Management's Plan of Operations" and our financial statements and related notes included elsewhere in this prospectus. The selected financial data in this section is not intended to replace the financial statements and accompanying footnotes. The selected financial data for the period from inception (April 12, 2006) through June 30, 2006 and as of June 30, 2006 has been derived from our audited financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                              April 12, 2006
                                                                                 through
                                                                              June 30, 2006
                                                                              -------------
                         Statements of Operations Data

Revenues                                                                                --

General and administrative                                                     $  111,833
Research and development                                                           88,462

Net operating loss                                                             $ (200,295)

Interest Income                                                                        --
Other Income                                                                           --
Interest expense                                                                       --

Net loss                                                                       $ (200,295)

Net loss per common share, basic and diluted                                   $    (.049)

Weighted average number of common shares outstanding, basic and diluted         4,072,000


                             Balance Sheet Data                                   As of
                                                                              June 30, 2006
                                                                              -------------
Cash and cash equivalents and prepaid expenses                                 $   49,562
Receivable from parent                                                             13,000
Intangible assets                                                                  56,997
Fixed Assets                                                                           --
Other assets                                                                           --
Total assets                                                                   $  119,559

Current liabilities                                                            $   35,495
Common stock                                                                      105,175
Additional paid in capital                                                        179,184
Deficit accumulated during the development stage                                 (200,295)
Total stockholders' equity                                                         84,064
Total liabilities and stockholders' equity                                     $  119,559

                         MANAGEMENT'S PLAN OF OPERATIONS

      The following discussion of our plan of operations should be read together with the financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors," "Disclosure Regarding Forward-Looking Statements" or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.


PATENT ACQUISITION INFORMATION

     Hard to Treat began to internally develop the intellectual property rights during 2004, that were acquired by Cavit on May 31, 2006, as part of the operations of Hard to Treat's biotechnology division. During 2004, research and development commenced, which was the foundation for the first patent application being filed during December of 2004. As a result of additional research and development in 2005, two additional patent applications were filed in December 2005.

      The boards of directors of Cavit Sciences and Hard to Treat determined the value of the intangible assets and related costs we acquired to be $145,459; comprised of $56,997 in capitalized legal fees associated with the development of the rights from inception and $88,462 of operating expenses direct research and development which are considered purchased R&D and have been expensed in the June 30, 2006 financial statements. from inception, including research and development and operating costs, that were expensed as incurred. The $145,459 carved out cost determined the value of the intangible assets. and Related The acquisition cost does not include $47,060 of certain overhead expenses incurred by the Parent during the development of the intellectual property rights from inception that began in 2004. The overhead expenses of $47,060 that were not part of the purchase price paid by Cavit include wages, rent, phone and other expenditures that the Parent incurred to develop the intellectual properties.

      Cavit was incorporated on April 12, 2006 and acquired intellectual property rights from Parent on May 31, 2006. In July 2006, Cavit acquired additional rights in some of these intellectual property rights, resulting in Cavit owning 100% of such rights.


OVERVIEW


      We are a development-stage company and have a limited operating history. Cavit Sciences, Inc. was formed on April 12, 2006, as a wholly owned subsidiary of Hard to Treat Diseases, Inc., to acquire certain intellectual property rights from Hard to Treat Diseases and to develop and market the acquired rights.


     Our plan is to market our intellectual property rights to major drug companies. We are finalizing presentations to be delivered and presented to individuals at drug companies that we have sought as candidates for our technology. Non-confidential information is included in the presentations to the drug companies. If a drug company is interested in our technology, confidentiality disclosure agreements will be signed on behalf of Cavit and the drug company. We anticipate that a confidential review of information will take place before face-to-face scientific meetings are held between Cavit's medical advisors and researchers and scientists and researchers of the drug company. If the drug company decides to move forward with the transaction, term sheet negotiations and due diligence will be conducted and definitive agreements will be negotiated before agreements are executed.

      Depending on the level of interest of drug companies in our intellectual property rights, there are numerous agreements that can be entered into:

     * A drug company may feel that additional testing is required on our substances before they make a decision. After reviewing the testing protocols we have prepared for additional testing, a drug company may or may not be willing to fund the additional testing or a portion of it.

     * A drug company may feel that additional testing is required on our substances and they will fund additional testing that they will design the testing protocol for. We anticipate that the drug company will fund any testing that is to be customized to its specifications.

     * A drug company may decide to joint venture with Cavit on additional testing as part of the term sheet negotiations.

     *    A drug company may decide to become an equity partner with Cavit.

     * A drug company may decide to acquire our patent application rights for a specified price payable over a period of time in cash, stock or a combination of both.

     At this point, we believe we have enough data and information to market our patent intellectual property rights to drug companies. We may or may not decide to conduct additional testing on our current substances once we have received formal responses on our drug company candidates.

      We have not generated any profits since our entry into the biotechnology business, have no source of revenues, and have incurred operating losses. We expect to incur additional operating losses for the foreseeable future. We do not have any sources of revenues and may not have any in the foreseeable future unless we market our rights to a drug company.

      We need to obtain additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products and continue Cavit's business. We believe that we have sufficient working capital to finance operations through the end of 2006. Thereafter, we will need to raise additional working capital. Our current burn rate is approximately $10,000 per month excluding capital expenditures. The timing and degree of any future capital requirements will depend on many factors, including:

     Research and development. We expect to make investments in research and development in order to develop and market our technology. Research and development costs will consist primarily of general and administrative and operating expenses related to research and development activities. We will expense research and development costs as incurred. Property, plant and equipment for research and development that has an alternative future use will be capitalized and the related depreciation will be expensed as research and development costs. We expect our research and development expense to increase as we continue to invest in the development of our technology.

     General and administrative. General and administrative expenses will consist primarily of salaries and benefits, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to develop and prepare for marketing of our technology.

RECENT FINANCING

     We recently raised a total of $99,000 from investors in a private offering of our common stock.

LIQUIDITY AND CAPITAL RESOURCES


     Historically, Cavit has financed its operations primarily from the sale of its equity securities. As of June 30, 2006, Cavit had cash of approximately $49,562. Our current burn rate is approximately $10,000 per month excluding capital expenditures. As a result of current financing, Cavit believes that it has sufficient working capital to fund operations through the end of calendar 2006. Thereafter, Cavit will need to raise additional capital to fund its working capital needs. Cavit does not have any material commitments from investors or any credit facilities available with financial institutions or any other third parties. Therefore, it is expected that Cavit will need to enter into agreements with investors or engage in best efforts sales of its securities to raise needed working capital. There is no assurance that we will be successful in any funding effort. The failure to raise such funds will necessitate the curtailment of operations and delay of the start of any additional testing.


OFF-BALANCE SHEET ARRANGEMENTS


     As of June 30, 2006, we had no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our consolidated financial statements.

     Impairment of Long-Lived Assets. We review long-lived assets and certain identifiable assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, further impairment analysis is performed. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of assets.

     Stock-Based Compensation. Effective June 26, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," which establishes accounting for equity instruments exchanged for employee service. We do not believe the adoption of these provisions will have an adverse effect on our financial statements.

     Research and Development. The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses will be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities will be research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses will be considered research and development costs and will expensed at the time the costs are incurred.

                             DESCRIPTION OF BUSINESS

 OVERVIEW

      On April 12, 2006, we were incorporated under the laws of the State of Florida and became a subsidiary of Hard to Treat Diseases, Inc. in May 2006. We chose the name Cavit Sciences, Inc. based on "Cavit" as an acronym for cancer and viral infection treatment.


      We are a biotechnology company engaged in developing treatments of cancer and viral infections. Our strategy is to develop and commercialize intellectual property rights to treat, prevent and inhibit several major diseases, including cancers, viral infections and diseases associated with cancers and viral infections.


      We currently own three patent applications and intend to acquire additional ones. One of our applications is a U.S. utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our second application is a Patent Cooperation Treaty or PCT utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our third application is a U.S. provisional patent application relating to compositions and methods for inhibition of cancers and therapeutic treatment of diseases or disorders caused by cancers.


     We acquired these intellectual property rights from Hard to Treat Diseases on May 31, 2006 in exchange for 8,475,000 shares of our common stock. We valued these intellectual property rights and related costs at $145,459. See "Risk Factors -- We did not have an independent third party appraise the intangible assets acquired from Hard to Treat, so there is no guarantee that our intangible assets are worth $56,997."


     Cancers and viral infections destroy the lives of millions of people each year. Drug companies are spending millions of dollars on research and testing in order to bring new drugs to market. Current treatments are normally expensive, painful and do not always promote better health.

     Two of our patent applications are the result of testing on two drug candidates. The two substances listed in our applications, Tubercin (T-5) and Specific Substance of Maruyama ("SSM"), were acquired for testing. The rights to the composition, Tubercin (T-5), are owned by Dr. Chung of South Korea, the inventor and patent holder. Dr. Chung has licensed the rights to Tubercin (T-5) for the use in medical care of cancer to a third party. SSM was developed and advanced by Zeria Pharmaceutical Co., Ltd. of Japan. This drug was also called Z-100 for clinical trials and is currently trade named Ancer 20. Zeria is currently using Ancer 20 injections for radiotherapy-induced leukopenia. The composition patent for this drug has been abandoned and is no longer protected by patent.

     Tubercin (T-5) has been used in South Korea for years as a treatment of cancer. SSM has been used in Japan for years as a treatment of certain diseases. Both substances are extracts from mycrobacterium tuberculosis and have been used successfully and are relatively inexpensive.

     In addition to the treatment of cancer and viral infections, our patent applications claim the treatment of numerous additional diseases. These substances act to increase the strength of the immune system by warding off, inhibiting and treating diseases.


HISTORY OF INTELLECTUAL PROPERTY RIGHTS

     During 2004, Hard to Treat began to internally develop the intellectual property rights that were acquired by Cavit on May 31, 2006, as part of the operations of Hard to Treat's biotechnology division.

     During 2004, Hard to Treat conducted the research and development that was the foundation for the first patent application filed by Hard to Treat in December 2004. As a result of additional research and development conducted during 2005, Hard to Treat filed two additional patent applications in December 2005. Cavit was incorporated on April 12, 2006 and acquired these intellectual property rights from Hard to Treat on May 31, 2006. In July 2006, Cavit acquired all other outstanding rights to these intellectual property rights from a third party.


LICENSES, PATENTS AND PROPRIETARY RIGHTS

      We believe that proprietary protection of our technologies will be critical to the development of our business. We intend to protect our proprietary intellectual property through patents and other appropriate means. We rely upon trade secret protection for certain types of confidential and proprietary information and take active measures to control access to that information. We currently have non-disclosure agreements with all of our employees and consultants.

RESEARCH COLLABORATIONS

      We anticipate entering into collaborative research agreements with academic and research institutions. We will use these agreements to enhance our research capabilities. In our industry, these agreements typically provide the industry partner with rights to license the intellectual property created through the collaboration. We may also enter into collaborative research agreements with other pharmaceutical companies if necessary to support the development and commercialization of our technology.

COMMERCIALIZATION THROUGH THIRD PARTIES

      We may grant sublicenses for certain applications of our technologies. Sublicensing certain rights in our technology to pharmaceutical companies and other third parties help us to efficiently develop some applications of our technologies.

COMPETITION

      The development of therapeutic cancer and viral infection products for human disease is intensely competitive. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat cancers, infectious diseases and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for these products, alter the prognosis of these diseases or prevent their onset. We believe our products, when and if successfully developed, will compete with these products on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect intense competition. Our most significant competitors will be fully integrated pharmaceutical companies and established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Many of our competitors have significant products in development that could compete with our potential products. Practically all of our competitors have more money and expertise than we have.

DESCRIPTION OF PROPERTY

     Our principal executive and administrative office facility is located in Delray Beach, Florida at 100 East Linton Blvd., Suite 106B, Delray Beach, Florida 33483 and our telephone number is (561) 278-7856. We share office space, telecommunication equipment and incidental equipment and furniture with Hard to Treat Diseases, Inc. and pay them $1,000 a month for same. We believe the terms of the office sharing arrangement are on favorable terms to us.

GOVERNMENT REGULATION

      Our research and development activities and the future manufacturing and marketing of our potential products are, and will be, subject to regulation for safety and efficacy by a number of governmental authorities in the United States and other countries.

      In the United States, pharmaceuticals, biological and medical devices are subject to Food and Drug Administration regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated thereunder, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework take several years, cost a lot of money and involve significant uncertainty.

      We are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.

EMPLOYEES


      As of June 30, 2006, we had one full time employee, Mr. Colm King, who is our President and Chief Executive Officer. We believe that our relations with our employee are good. Our employee is not represented by a union or covered by a collective bargaining agreement. We believe Mr. King is best suited to oversee the operations of Cavit during the next several months due to his intimate knowledge of our biotechnology business. While serving as president of Hard to Treat, Mr. King was involved in the testing of our products and the patent application process for our two applications. We will actively recruit and hire a new chief financial officer and a new chief operating officer when funds become available. We intend to fill these posts with individuals having pharmaceutical and/or biotechnology experience and expertise.


LEGAL PROCEEDINGS

     The Company is not the subject of any pending legal proceedings to the knowledge of management, nor is there any presently contemplated against the Company by any federal, state, or local government agency.

     Further, to the knowledge of management, no director or executive officer is a party to any action in which interest is adverse to the Company.

     Hard to Treat Diseases, Inc. is involved in a lawsuit in the United States District Court, Southern District of Florida, Case No. 04-80010-CIV, styled Hard to Treat Diseases, Inc., a/k/a International Foam Solutions, Inc. vs. Ronald Shinn, Gerry G. Knight, Shinn Capital Group, Inc.

     The Florida case is relevant because it may impact Cavit Sciences and its shareholders in the future. A final judgment was entered in this case on July 14, 2005, with two significant rulings. In the first significant ruling, the Court entered a money judgment in favor of Hard to Treat against Dr. Ronald Shinn in the amount of $201,620.01. As of the date of this prospectus, Dr. Shinn has not paid any portion of this money judgment.

     In the second significant ruling, the Court enter a judgment in favor of Dr. Shinn and against Hard to Treat declaring that Dr. Shinn "was the lawful owner of 350,000,000 shares of Hard to Treat shares should he choose to exercise his right of ownership over these shares." As of June 13, 2006, the record date for determining Hard to Treat shareholders entitled to participate in the stock dividend and spin-off of Cavit Sciences, Dr. Shinn was not a record holder of Hard to Treat shares nor had he exercised his right to ownership over any Hard to Treat shares. Dr. Shinn will not participate in the stock dividend and spin-off. Hard to Treat has appealed the judgment in favor of Dr. Shinn.

     Management's best guess is that:

     * As long as the judgment goes unpaid, Dr. Shinn will not exercise his right of ownership over the 350,000,000 shares of Hard to Treat common stock;

     * If he does choose to exercise such rights, then Hard to Treat will take Dr. Shinn's Hard to Treat shares in satisfaction of its judgment;

     * Even if Dr. Shinn were to exercise his rights of ownership over Hard to Treat shares, he would be doing so after the record date for the stock dividend and would not be entitled to any Cavit shares; and

     * The value of the money judgment against Dr. Shinn is greater than the combined value of 350,000,000 Hard to Treat shares and 3,500,000 Cavit shares at the present time.

     However, in the event that management guesses wrong and Dr. Shinn paid the money judgment to Hard to Treat and somehow ended up with 3,500,000 Cavit shares, our shareholders would be substantially diluted in their ownership of Cavit common stock. See "Risk Factors -- An individual who has a right to ownership of a substantial number of shares of Hard to Treat common stock, but who was not a holder of record of any Hard to Treat shares on June 13, 2006, the record for the spin-off, may seek to have 3,500,000 shares of Cavit Sciences common stock issued to him in which case the shareholders of Cavit Sciences would be substantially diluted."

                                   MANAGEMENT

     Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

       Name                 Age          Position                 Director Since
       ----                 ---          --------                 --------------
Colm J. King                 48     President, Chief Executive
                                    Officer and Director          April 12, 2006
Raymond S. Bazley            42     Director                      June 30, 2006
Dr. Christopher H. Brown     45     Director                      June 30, 2006
Harvey Judkowitz             61     Director                      May 1, 2006
Julio De Leon                55     Director                      May 1, 2006

     Certain biographical information of our directors and officers is set forth below.

     COLM J. KING. Mr. King is also the President and Chief Executive Officer of Hard to Treat Diseases, Inc, having been elected to those offices on October 30, 2003. From January 2003 until October 2003, Mr. King worked for Berkovits, Lago & Company, LLP, a public accounting and consulting firm, where he provided audit compliance and consulting services for that firm's publicly held clients. During March 2002 through November 2003, Mr. King served as the Controller and Chief Financial Officer for Peregrine Industries, Inc. (a manufacturer of swimming pool heaters) where he managed accounting, prepared SEC filings and other financial reporting. From November 2000 until March 2002, Mr. King served as the Controller and Chief Financial Officer for NetGain Development, Inc. (an internet development company) where he managed accounting and prepared SEC filings. He received a B.S. in Business Administration from St. Thomas Acquinas College and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     HARVEY JUDKOWITZ. Mr. Judkowitz is a Certified Public Accountant. In addition to running his accounting practice, Mr. Judkowitz is the Chief
Executive Officer of UniPro Financial Services, Inc. (a financial consulting company). From 1999 to 2001, he was President of NetWebOnLine.com (a company with on-line business ventures). Mr. Judkowitz was the Chief Executive Officer of New Millenium Communications Corp. (a telecommunications company) during 1998 and 1999. Mr. Judkowitz began his career in accounting with Main Lafrentz & Co. In 1967, he received a bachelor's degree in business administration from Pace University in New York City. He is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     JULIO DE LEON. Mr. De Leon is a Certified Public Accountant, Certified Management Accountant and Certified in Financial Management. In addition to being a partner in an accounting firm, Mr. De Leon serves as a consultant to Hard to Treat. Mr. De Leon received a bachelor's degree in business administration from Bernard Baruch College in New York and his Master in Business Administration from the University of Miami. He is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the Institute of Management Accountants and the Association of Fraud Examiners.

     DR. CHRISTOPHER H. BROWN. Dr. Brown is a maxillofacial and cosmetic surgeon and a principal at a surgery center. Dr. Brown serves as a consultant to Hard to Treat. Dr. Brown completed his Residency at the University of Connecticut Health Center in 1990 and has been in private practice since that time. He has presented his research both nationally and internationally.

     RAYMOND S. BAZLEY. Mr. Bazley is a self-employed, successful businessman. Mr. Bazley has owned and operated Bazley's LLC, in its Feed, Tack, Pet and Vet Stores from 1989 to 2005. Mr. Bazley is also the Chief Executive, Financial and Operating Officer of RayMels LLC, a bar and restaurant. Mr. Bazley also serves as a consultant to Hard to Treat. Mr. Bazley is also real estate investor.

COMMITTEES OF THE BOARD OF DIRECTORS

     We currently have an audit committee and a compensation committee.

     Audit Committee. The Audit Committee of the Board currently consists of three members of our board of directors; Messrs. De Leon, Judkowitz and King. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to our board of directors whether the audited financials should be included in our annual reports to be filed with the SEC.

     Compensation Committee. The Compensation Committee consists of the entire board of directors. The Compensation Committee will review and must approve the annual salary and other compensation of our executive officers and compensation to our directors.

COMPENSATION OF DIRECTORS

     Each of our five directors has been issued 100,000 restricted shares of our common stock in consideration of their service on our board of directors. Any future director compensation will be determined by our compensation committee.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND EMPLOYMENT CONTRACTS

      We entered into an employment agreement with our President and Chief Executive Officer, Colm J. King, as of May 1, 2006. The agreement covers a three year term and provides for his annual cash compensation to be $180,000. The agreement provides for salary increases of 10% on the first and second anniversaries of the agreement, unless Cavit has no pre-tax consolidated net income, in which case there will be no salary increase. Mr. King will also be entitled to an annual incentive bonus equal to 5% of Cavit's pre-tax consolidated net income. Mr. King will also participate in Cavit's other employee benefits, as well. In addition, Mr. King will receive 50,000 shares of restricted common stock at the beginning of each contract year. This agreement may be terminated by Cavit with or without cause.

CODE OF ETHICS

     On June 28, 2006, the Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

STOCK OPTIONS AND WARRANTS

     We do not have any outstanding stock options or warrants to purchase shares of our common stock.

                             PRINCIPAL SHAREHOLDERS


     To our knowledge, the following table sets forth, as of August 16 2006, information regarding the ownership of our common stock by:


     *    Persons who own more than 5% of our common stock

     *    each of our directors and each of our executive officers; and

     *    all directors and executive officers as a group.


     The table sets forth our actual share ownership as of August 16, 2006, and upon the completion of the spin-off. Each person has sole voting and investment power with respect to the shares shown, except as otherwise noted.


                                              Amount and Nature of Beneficial Ownership
                                       -------------------------------------------------------
    Name and Address                      Before Spin-off                    After Spin-off
  of Beneficial Owner                  Number         Percent           Number         Percent
  -------------------                  ------         -------           ------         -------
Hard to Treat Diseases, Inc
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483          8,475,000         80.58%                 0             0%

Colm King
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483            150,000          1.43%         2,000,000(1)      19.02%

Raymond Bazley
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483            400,000          3.80%           701,500(2)       6.67%

Christopher Brown
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483            500,000(3)       4.75%         1,470,000(4)      13.98%

Julio De Leon
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483            100,000             *%           300,000(5)       2.85%

Harvey Judkowitz
100 East Linton Boulevard,
Suite 106B
Delray Beach, Florida 33483            100,000             *%           234,717(6)       2.23%

All officers and directors as a
group (5 persons)                    1,250,000         11.88%         4,706,217         44.75%

----------
*    Less than 1%.

----------
(1) Includes 1,850,000 Cavit Shares received in the spin-off attributable to Mr. King's 185,000,000 shares of Hard to Treat Diseases common stock.

(2) Includes 301,500 Cavit Shares received in the spin-off attributable to Mr. Bazley's 30,150,000 shares of Hard to Treat Diseases common stock.

(3) Includes 400,000 Cavit Shares held of record in the name of Cortland Fund LLC of which Dr. Brown is the sole beneficial owner. Dr. Brown is the record and beneficial owner of 100,000 of Cavit shares.

(4) Dr. Brown is the record and beneficial owner of 270,000 of these shares including 170,000 Cavit shares received in the spin-off attributable to Dr. Brown's 17,000,000 shares of Hard to Treat Diseases common stock. and he is the indirect beneficial owner of 1,200,000 of these shares. Cortland Fund LLC is the record holder of 1,200,000 of these shares, including 800,000 Cavit shares received by Cortland Fund LLC in the spin-off attributable to Cortland Fund LLC's 80,000,000 shares of Hard to Treat Diseases common Stock.

(5) Includes 200,000 Cavit Shares received in the spin-off attributable to Mr. De Leon's 20,000,000 shares of Hard to Treat Diseases common stock.

(6) Includes 110,717 Cavit Shares received in the spin-off attributable to Mr. Judkowitz's 11,071,683 shares of Hard to Treat Diseases common stock.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

                MARKET PRICE OF AND DIVIDENDS ON CAVIT SCIENCES'
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS


     As of August 16 2006, Cavit had 14 shareholders of record. Following the distribution of shares of our common stock pursuant to this prospectus, Cavit will have approximately 3,100 shareholders of record, who will own 10,517,500 shares of our common stock.


     There currently exists no public trading market for our common stock. We do not expect a public trading market will develop until the spin-off has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, the dividend recipients may be unable to liquidate their shares of our common stock without considerable delay, if at all. If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

     No dividends have ever been declared by our Board of Directors and we do not anticipate paying any dividends in the foreseeable future.

     At the present time, none of our shares of common stock are eligible for sale under Rule 144 of the Securities and Exchange Commission and we do not anticipate any Rule 144 eligibility for our shareholders until May 2007. We have not granted registration rights to any of our shareholders. We do not have any outstanding options or warrants to purchase, or securities convertible into, our common equity. We have no plans to offer any of our securities in a public offering in the future. However, we reserve the right to issue additional securities in the future in private and public offerings.

     We do not have any current stock option or other employee benefit plans involving our common stock. However, Colm King, President of Cavit, will be entitled to receive 50,000 shares of our common stock on May 1, 2007, and another 50,000 shares on May 1, 2008, according to the terms of his employment agreement with Cavit.

                            DESCRIPTION OF SECURITIES

OUR CAPITALIZATION

COMMON STOCK

      We are authorized to issue 45,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2006, there were 10,517,500 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders. There are no cumulative voting rights. Common shareholders, in general, do not have preemptive rights or other rights to subscribe for additional shares. However, certain of our shareholders have contractual anti-dilution rights, as discussed below under "Anti-Dilution Rights of Certain Shareholders." Our common stock is not subject to conversion or redemption. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of any other securities subsequently issued, holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. We have not paid any dividends since our inception and we have no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the board of directors, who would take into account our future earnings, the operating and financial condition, capital requirements and general business conditions.

ANTI-DILUTION RIGHTS OF CERTAIN SHAREHOLDERS

     In connection with a private offering of our common stock in May 2006, Cavit granted certain anti-dilution rights to the four investors who subscribed to the offering. These four investors own a combined 11.77% of our issued and outstanding shares of common stock. Cavit agreed to protect these four investors against percentage dilution in their ownership of common stock in the event Cavit issues shares of common stock in the future in non-capital raising transactions. For example, if Cavit issues shares of its common stock for services rendered or in bartering transactions, then Cavit would have to issue additional shares of its common stock to these four individuals necessary to maintain their percentage ownership positions. If Cavit sells shares of its common stock in private and/or public offerings, then these four individuals would not be entitled to dilution protection. However, these individuals would have certain rights of first refusal as described below.

RIGHTS OF FIRST REFUSAL OF CERTAIN SHAREHOLDERS

     In connection with a private offering of our common stock in May 2006, Cavit granted the four investors certain rights of first refusal in the event of future offerings of our common stock. These four investors, who own a combined
11.77 % of our issued and outstanding shares of common stock, have rights of first refusal to purchase each investor's pro rata portion of shares offered in any future offerings on the identical terms and conditions attached by Cavit to such offerings.

PREFERRED STOCK

      We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2006, we had no shares of preferred stock issued and outstanding. Our board of directors may issue one or more series of preferred stock. If we decide to issue any preferred stock, our board of directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights.

WARRANTS AND OPTIONS

     We have no outstanding stock options or warrants.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has the authority under Section 607.0850 of the Florida Business Corporation Act ("FBCA") to indemnify its directors and officers to the extent provided for in such statute. The FBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify a person under the FBCA against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     The Company's Articles of Incorporation provide that none of its directors shall be personally liable to the Company or its shareholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (1) a breach of the director's duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of the director is expressly provided by an applicable statute.

     The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in the Company's Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against the Company's directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

     The Company's Articles of Incorporation provide that the Company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the FCBA.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus was passed upon for us by David E. Wise, Esq., Attorney at Law, Fair Oaks Ranch, Texas.

                                     EXPERTS


      The financial statements for the period from April 12, 2006 (date of inception) to June 30 2006 included in this prospectus have been audited by Infante & Company, independent registered public accounting firm, as stated in their report appearing herein.


                                 TRANSFER AGENT

     Our transfer agent is Gulf Registrar and Transfer Corporation. The address is Route 1, Box 2374, 2542 Cliff Drive, Dickinson, Texas 77539.

                       WHERE YOU CAN FIND MORE INFORMATION


      This prospectus is part of a registration statement on Form SB-2 we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Cavit Sciences, Inc., please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

     We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.


     UPON THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, WE WILL BEGIN FILING INFORMATION ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. OUR SECURITIES AND EXCHANGE COMMISSION FILINGS WILL ALSO BECOME AVAILABLE FROM THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE AT HTTP://WWW.SEC.GOV, WHICH CONTAINS REPORTS, PROXY AND
INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY.

                          INDEX TO FINANCIAL STATEMENTS

                              CAVIT SCIENCES, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                  June 30, 2006

                                                                            Page
                                                                            ----

Reports of Independent Registered Public Accounting Firms.................  F-2

FINANCIAL STATEMENTS

Balance Sheet.............................................................  F-3

Statement of Operations...................................................  F-4

Statement of Stockholders' Equity.........................................  F-5

Statement of Cash Flows...................................................  F-6

Notes to Financial Statements.............................................  F-7

             Report of Independent Registered Public Accounting Firm


To the board of directors and shareholders of Cavit Sciences, Inc.

We have audited the accompanying balance sheet of Cavit Sciences, Inc. as of June 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period April 12, 2006 (inception) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cavit Sciences, Inc. as of June 30, 2006, and the results of its operations and its cash flows for the period April 12, 2006 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has working capital of $27,067, but has incurred losses since inception of $200,295 and has yet to achieve a profit. The Company is working on various alternatives to improve the Company's financial resources which are also described in Note 1. Absent the successful completion of one of these alternatives, the Company's operating results will increasingly become uncertain. These conditions raise substantial doubt about the Company's ability to continue as a going concern; however, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Infante & Company
-----------------------------
Hollywood, Florida
July 31, 2006

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2006

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2006


                                     ASSETS

Current
  Cash                                                             $  49,562.00
  Due from parent                                                     13,000.00
                                                                   ------------
      Total Current Assets                                            62,562.00
                                                                   ------------

Intellectual property rights                                          56,997.00
                                                                   ------------

      Total Assets                                                 $ 119,559.00
                                                                   ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

                                  LIABILITIES
Current
  Accrued liabilities                                              $  35,495.00
                                                                   ------------
      Total Current Liabilities                                       35,495.00
                                                                   ------------

                              STOCKHOLDERS' EQUITY

Preferred Stock - $.01 par value;  5,000,000 shares authorized,
 none issued or outstanding at June 30, 2006                              --
Common Stock - $.01 par value; 45,000,000 shares authorized,
 10,517,500 shares issued and outstanding at June 30, 2006           105,175.00
Additional Paid in Capital                                           179,184.00
Deficit Accumulated During the Development Stage                    (200,295.00)
                                                                   ------------
      Total Stockholders' Equity                                      84,064.00
                                                                   ------------

      Total Liabilities and Stockholders' Equity                   $ 119,559.00
                                                                   ============


    The Accompanying Notes are an Integral Part of These Financial Statements

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
     For the period from April 12, 2006 (Date of Inception) to June 30, 2006


                                                                 April 12, 2006
                                                                    (Date of
                                                                 Inception) to
                                                                 June 30, 2006
                                                                 -------------

Revenue                                                          $           --

Purchased Research and Development cost                               88,462.00
Expenses                                                             111,833.00
                                                                 --------------

Net loss for the period                                          $  (200,295.00)
                                                                 ==============

Loss per share
  Loss per share basic and diluted                               $        (.049)

  Weighted average shares outstanding                                 4,072,000


    The Accompanying Notes are an Integral Part of These Financial Statements

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
    For the Period from April 12, 2006 (Date of Inception) to June 30, 2006

                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                        Additional      During
                                            Preferred Stock          Common Stock        Paid in     Development
          Description                      Shares    Amount     Shares        Amount     Capital        Stage           Total
          -----------                      ------    ------     ------        ------     -------        -----           -----
4/12/06 Issuance to director at par          --    $    --     100,000   $   1,000.00  $        --   $       --     $    1,000.00

5/1/06 Issuance to directors at par                            200,000       2,000.00                                    2,000.00

5/1/06 Issuance to employee for service                         50,000         500.00                                      500.00

5/12/06 Sale of stock at $.08                                   37,500         375.00     2,625.00                       3,000.00

5/23/06 Sale of stock at $.08                                  300,000       3,000.00    21,000.00                      24,000.00

5/24/06  Issuance  of  stock  at $.08
for legal services                                             200,000       2,000.00    14,000.00                      16,000.00

5/25/06 Sale of stock at $.08                                  150,000       1,500.00    10,500.00                      12,000.00

5/31/06 Issuance of stock for
Intellectual property rights at $.017                        8,475,000      84,750.00    60,709.00                     145,459.00

6/14/06 Sale of stock at $.08                                  750,000       7,500.00    52,500.00                      60,000.00

6/29/06  Issuance  of stock at $.08 for
Medical Advisory Fees                                           55,000         550.00     3,850.00                       4,400.00

6/30/06 Issuance to Directors at $.08                          200,000       2,000.00    14,000.00                      16,000.00

Net loss for the period                                                                               (200,295.00)    (200,295.00)
                                         ------    -------  -----------   -----------   -----------  ------------   -------------
Balance June 30, 2006                        --    $    --   10,517,500   $105,175.00   $179,184.00  $(200,295.00)  $   84,064.00
                                         ======    =======  ===========   ===========   ===========  ============   =============

    The Accompanying Notes are an Integral Part of These Financial Statements

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
     For the period from April 12, 2006 (Date of Inception) to June 30, 2006


                                                                 April 12, 2006
                                                                 (Inception) to
                                                                  June 30, 2006
                                                                  -------------
Operating Activities
  Net loss for the period                                           $(200,295)
  Change in non-cash working capital balance related
   to operations:
     Stock issued for services                                         39,900
     Purchased Research and Development cost                           88,462
  Changes in assets and liabilities:
     Increase in receivables from parent                              (13,000)
     Increase in accrued expenses                                      35,495
                                                                    ---------
Cash used in operating activities                                     (49,438)
                                                                    ---------

Investing Activity                                                         --
                                                                    ---------
Cash used in investing activity                                            --
                                                                    ---------
Financing Activity
  Sale of stock for cash                                               99,000
                                                                    ---------
Cash provided by financing activity                                    99,000
                                                                    ---------

Increase in cash during the period                                     49,562

Cash, beginning of the period                                              --
                                                                    ---------
Cash, end of the period                                             $  49,562
                                                                    =========

The Company did not pay any amounts for interest or income taxes during the period ended June 30, 2006.

Non-cash Activity:

During the period ended June 30, 2006 the Company issued 8,475,000 shares of common stock to acquire rights to three patent applications from it's parent corporation for $145,459 consisting of $56,997.00 of intellectual property rights and $88,462.00 of purchased research and development cost.

    The Accompanying Notes are an Integral Part of These Financial Statements

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2006


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF OPERATIONS

       Cavit Sciences, Inc. ("The Company" or "Cavit") is in the development stage and is in the process of acquiring and developing intellectual property rights to treat cancer and viral diseases. The Company plans to market such rights to major drug companies. Cavit was incorporated on April 12, 2006 under the laws of the State of Florida, as a wholly owned subsidiary of Hard to Treat Diseases ("Parent"), and was spun-off as a separate entity from Parent on June 13, 2006.

       At June 30, 2006, the Company has working capital of $27,067 and has incurred losses since inception totalling $200,295 and has yet to achieve profitable operations. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not give affect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Management plans to continue to provide for its capital needs during the year ending December 31, 2006 by issuing equity securities or by pursuing alternative financing, however, there are no assurances that management's plans will be attained.

       The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

       CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

       CONCENTRATION OF CREDIT RISK

       The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2006


       DEVELOPMENT STAGE COMPANY

       The Company complies with Financial Accounting Standards Board Statement No. 7 and for its characterization of the Company as a Development Stage Company.

       FINANCIAL INSTRUMENTS

       The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

       INCOME TAXES

       The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       LONG-LIVED ASSETS

       The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

       LOSS PER SHARE

       Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of June 30, 2006, there were no dilutive securities outstanding.

       SHARE-BASED PAYMENT

       In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment," ("SFAS 123R"), which revises SFAS No. 123, "ACCOUNTING FOR STOCK-BASED
       COMPENSATION."  SFAS 123R supersedes APB Opinion No. 25,  "ACCOUNTING FOR

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2006


       STOCK ISSUED TO EMPLOYEES," and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES." SFAS 123R is effective for the first interim or annual reporting period of the company's first fiscal year that begins on or after June 15, 2005. The Company has implemented this pronouncement effective April 12, 2006, where applicable.

       In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 107, "SHARE-BASED PAYMENTS," ("SAB 107"). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management have adopted SAB 107 in conjunction with SFAS 123R.

Note 2 RELATED PARTIES

       On May 31, 2006, the Company entered an Asset Purchase Agreement with Parent to acquire intellectual property rights relating to three patent applications. In exchange for the intellectual property rights, the Company issued 8,475,000 shares of common stock to Parent at $0.017 per share. The Company recorded this transaction on its books at Parent's historical cost value of $145,459; comprised of $56,997, which is the capitalized portion of the intellectual property relating to legal costs and $88,462 of research and development expenses. The Company analyzed the value of the intellectual property rights at June 30, 2006 and no impairment charge was recorded for the period.

       On June 1, 2006 the Company entered into a management advisory and support agreement for a twelve month period with its parent company Hard to Treat Diseases for $1,000 per month which includes the use of office space.

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2006


       During the period April 12, 2006 (inception) to June 30, 2006, Parent collected funds on behalf of the Company and repaid certain expenses on the Company's behalf. At June 30, 2006, the net balance due from the Parent to the Company was $13,000.

Note 3 ACCRUED LIABILITIES

       The Company accrued two month's salary and related employment taxes for the President pursuant to his employment agreement.

Note 4 INCOME TAXES

       As of June 30, 2006, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $200,295 that may be offset against future taxable income through 2026. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount

                                                                 2006
                                                               ---------
       Deferred tax assets:
          Net operating loss carryforwards                     $ 200,295
                                                               ---------
       Gross deferred tax assets                                  68,000
       Less: valuation allowance                                 (68,000)
                                                               ---------
       Net deferred tax asset                                  $      --
                                                               =========

Note 5 STOCKHOLDERS' EQUITY

       The Company is authorized to issue 5,000,000 shares of preferred stock $.01 par value and 45,000,000 shares of common stock $.01 par value. The Board of Directors may make the provisions of the preferred stock prior to issuance. As of June 30, 2006 no shares of preferred stock have been issued.

       During the period ended June 30, 2006 the Company issued 10,517,500 shares of common stock to pay for services, for cash, and to acquire patent application rights. There are no options or warrants issued as of June 30, 2006.

Note 6 COMMITMENTS

       The Company has executed a three year employment agreement with it's President and CEO. The agreement began on May 1, 2006. The agreement calls for annual compensation of $180,000, Annual increases of 10% on the prior year's base salary, 50,000 shares of restricted common stock, and the other benefits standard to an executive employee.

                              CAVIT SCIENCES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 June 30, 2006


Note 7 PATENT ACQUISITION INFORMATION

       On May 31, 2006, the Company acquired intellectual property rights from its Parent consisting of three patent applications. The Company paid $145,459 by issuing 8,475,000 shares of its common stock at $.017 value. The value paid for such intellectual property consisted of $56,997 of legal fees and $88,462 of purchased research and development costs ("R&D"). The Company did not pay for the Parent's overhead expenses related to R&D. Such costs amounted to $47,060 for the period from January 1, 2004 to May 31, 2006 when the Parent began to expend resources to develop such intellectual property rights.

Note 8 SUBSEQUENT EVENTS

       On July 7, 2006 the Company entered into an assignment agreement whereby it acquired a portion of the rights to a patent application entitled, "Methods and Compositions for Treatment of Viral Infections". The Company acquired such rights for $30,000 with a down payment of $10,000 and two subsequent $10,000 payments through May 10, 2007.

     We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Cavit Sciences, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     *    except the common stock covered by this prospectus

     * in any jurisdiction in which the distribution, offer or solicitation is not authorized

     * in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     * to any person who is not a United States resident or who is outside the jurisdiction of the United States

     The delivery of this prospectus or any accompanying sale does not imply that:

     * there have been no changes in the affairs of Cavit Sciences, Inc. after the date of this prospectus; or

     * the information contained in this prospectus is correct after the date of this prospectus.

     Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                   PROSPECTUS

                        8,475,000 SHARES OF COMMON STOCK

                              CAVIT SCIENCES, INC.

                                __________, 2006

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

     Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850 (1) and (2).

     A  court  may  order  indemnification  of  an  officer  or  director  if it
determines  that  such  person  is  fairly  and  reasonably   entitled  to  such
indemnification in view of all the relevant circumstances. F.S. 607.0850 (9).

     Article IX of our amended Articles of Incorporation authorize us to indemnify our officers and directors to the fullest extent authorized by the Florida Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

     Registration Fee                        $2.99
     Printing Expenses*
     Legal Fees and Expenses*
     Accounting Fees and Expenses*
     Blue Sky Fees and Expenses*
     Transfer Agent Fees and Expenses*
     Misc.*
     Total*

----------
* To be filed with the final prospectus

                    ITEM 26. SALES OF UNREGISTERED SECURITIES

     Since its incorporation on April 12, 2006, Cavit has issued the following securities without registration under the Securities Act of 1933:

     Cavit issued 8,475,000 shares of its common stock to Hard to Treat Diseases, Inc. in exchange for certain patent application rights. The value of these 8,475,000 shares was determined to be $145,459.

     Cavit issued an aggregate of 1,237,500 shares of its common stock to four accredited investors in exchange for an aggregate cash consideration of $99,000.

     Cavit issued 200,000 shares of its common stock to an attorney in partial consideration for legal services rendered in the preparation of this registration statement. The value of the common stock issued in consideration of such legal services was $16,000.

     Cavit issued 25,000 shares of its common stock to its two medical advisors for a total of 50,000 shares. Cavit issued 5,000 shares to the provider of a medical substance sample for testing purposes. The aggregate value of the common stock issued to these three individuals was $4,400.

     Cavit issued 50,000 shares to Colm J. King pursuant to his employment agreement with Cavit and the value of such shares was $500.

      Cavit issued 100,000 shares to each of its five directors as director compensation for a total of 500,000 shares. 300,000 of these shares were valued at $.01 per share and 200,000 shares were valued at $.08 per share. The aggregate value of these 500,000 shares was $19,000.

     The Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risks of the investment; and (e) appropriate restrictive legends were placed on all stock certificates. Therefore, no registration statement needed to be in effect prior to such issuances.

                                ITEM 27. EXHIBITS

Exhibit No.                           Description
-----------                           -----------
3(i).1* Articles of Incorporation of Cavit Sciences, Inc. filed April 12, 2006, with the Secretary of State of Florida.

3(i).2* Articles of Amendment to the Articles of Incorporation of Cavit Sciences, Inc. filed on June 9, 2006 with the Secretary of State of Florida.

3(ii)*      By-Laws of Cavit Sciences, Inc.

4.1* Common Stock Purchase Agreement dated as of May 23, 2006, by and between Cavit Sciences, Inc. and Raymond S. Bazley.

4.2* Common Stock Purchase Agreement dated as of May 12, 2006, by and between Cavit Sciences, Inc. and Robert Hennen.

4.3* Common Stock Purchase Agreement dated as of May 25, 2006, by and between Cavit Sciences, Inc. and Cortland Fund LLC.

4.4* Common Stock Purchase Agreement dated as of June 14, 2006, by and between Cavit Sciences, Inc. and Margaret Smyth.

4.5*(a) Asset Purchase Agreement dated as of May 31, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc.

4.6+        Cavit Sciences, Inc. Certificate of Common Stock

4.7* Management, Advisory and Support Agreement dated as of June 1, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc.

4.8 Assignment Agreement between Dr. Leland Shapiro and Cavit Sciences, Inc. dated July 7, 2006

5.1*        Opinion of David E. Wise, Esq., Attorney at Law

10.1* Employment Agreement dated May 1, 2006, between Cavit Sciences, Inc. and Colm J. King.

14*         Code of Ethics

23.1        Consent of Infante & Company

23.2*       Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

24* Power of Attorney (pursuant to which amendments to the Registration Statement may be filed)

----------
*    Previously filed.
+    To be filed with Amendment No. 2 (once CUSIP Number is assigned).
(a) Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk ("Mark"). This Exhibit has been filed separately with the Secretary of the SEC without the Mark pursuant to Registrant's Application Requesting Confidential Treatment under rule 24b-2 under the Securities Exchange Act of 1934.

                              ITEM 28 UNDERTAKINGS

     The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 17th day of August, 2006.

                                             Cavit Sciences, Inc.


                                             By: /s/ Colm J. King
                                                --------------------------------
                                                Colm J. King
                                                President and
                                                Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                       Title                        Date
         ---------                       -----                        ----

/s/ Colm J. King                President                        August 17, 2006
------------------------------  Chief Executive Officer
                                (principal executive officer)
                                Chief Financial Officer
                                (principal financial and accounting
                                officer)
                                Director


               *                Director                         August 17, 2006
------------------------------
Raymond S. Bazley


               *                Director                         August 17, 2006
------------------------------
Dr. Christopher H. Brown


               *                Director                         August 17, 2006
------------------------------
Harvey Judkowitz


               *                Director                         August 17, 2006
------------------------------
Julio De Leon


* By: Attorney in-fact                                           August 17, 2006

/s/ Colm J. King
------------------------------
Colm J. King
Attorney - in-fact


                                INDEX TO EXHIBITS


Exhibit No.                           Description
-----------                           -----------
3(i).1* Articles of Incorporation of Cavit Sciences, Inc. filed April 12, 2006, with the Secretary of State of Florida.

3(i).2* Articles of Amendment to the Articles of Incorporation of Cavit Sciences, Inc. filed on June 9, 2006 with the Secretary of State of Florida.

3(ii)*      By-Laws of Cavit Sciences, Inc.

4.1* Common Stock Purchase Agreement dated as of May 23, 2006, by and between Cavit Sciences, Inc. and Raymond S. Bazley.

4.2* Common Stock Purchase Agreement dated as of May 12, 2006, by and between Cavit Sciences, Inc. and Robert Hennen.

4.3* Common Stock Purchase Agreement dated as of May 25, 2006, by and between Cavit Sciences, Inc. and Cortland Fund LLC.

4.4* Common Stock Purchase Agreement dated as of June 14, 2006, by and between Cavit Sciences, Inc. and Margaret Smyth.

4.5*(a) Asset Purchase Agreement dated as of May 31, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc.

4.6+        Cavit Sciences, Inc. Certificate of Common Stock

4.7* Management, Advisory and Support Agreement dated as of June 1, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc.

4.8 Assignment Agreement between Dr. Leland Shapiro and Cavit Sciences, Inc. dated July 7, 2006

5.1*        Opinion of David E. Wise, Esq., Attorney at Law

10.1* Employment Agreement dated May 1, 2006, between Cavit Sciences, Inc. and Colm J. King.

14*         Code of Ethics

23.1        Consent of Infante & Company

23.2*       Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

24* Power of Attorney (pursuant to which amendments to the Registration Statement may be filed)

----------
*    Previously filed.
+    To be filed with Amendment No. 2 (once CUSIP Number is assigned).
(a) Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk ("Mark"). This Exhibit has been filed separately with the Secretary of the SEC without the Mark pursuant to Registrant's Application Requesting Confidential Treatment under rule 24b-2 under the Securities Exchange Act of 1934.